Exhibit 16.1

July 31, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Credo Petroleum Corporation’s statements included under Item 4.01(a) of its Form 8-K dated July 31, 2008, and we agree with such statements concerning our firm.

HEIN & ASSOCIATES LLP